EXHIBIT 11- Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP

                                                                   QUARTER ENDED           SIX MONTHS ENDED
                                                                      JUNE 30                  JUNE 30
                                                               ----------------------  ------------------------
                                                                  1997        1996         1997         1996
                                                               ----------  ----------  ------------  ----------
Average Shares Outstanding (A)...............................   1,394,747   1,394,747     1,394,747   1,394,747
                                                               ----------  ----------  ------------  ----------
                                                               ----------  ----------  ------------  ----------
Net income...................................................  $  614,707  $  489,658  $  1,117,707  $  974,932
Divide by average shares outstanding.........................   1,394,747   1,394,747     1,394,747   1,394,747
                                                               ----------  ----------  ------------  ----------
Earnings per share...........................................  $     0.44  $     0.35  $       0.80  $     0.70
                                                               ----------  ----------  ------------  ----------
                                                               ----------  ----------  ------------  ----------

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(A) Adjusted to reflect the effect of a 5% stock dividend declared
    January 24, 1997.

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